[KPMG Peat Marwick LLP Letterhead]

                     Consent of Independent Auditors

The Board of Directors and Stockholder
United Life & Annuity Insurance Company:

We consent to the inclusion in the Registration Statements (Nos. 33-91362 and 33-95778) on Form N-4, as amended and filed by United Life & Annuity Insurance Company, of our report dated February 22, 1999, relating to the statement of assets and liabilities of the sub-accounts of United Life & Annuity Separate Account One as of December 31, 1998 and the related statement of operations for the year then ended and the changes in their net assets for the years ended December 31, 1998 and 1997. We also consent to the reference to our firm under the heading "Independent Auditors" in the registration statement.



/S/ KPMG PEAT MARWICK LLP

Portland, Oregon
April 29, 1999


                       [ KPMG LLP Letterhead]

                     Consent of Independent Auditors

The Board of Directors
United Life & Annuity Insurance Company:

We consent to the inclusion in the Registration Statements (Nos.
33-91362 and 33-95778) on Form N-4, as amended and filed by United Life
& Annuity Insurance Company, of our report dated March 31, 1999, relating to the consolidated balance sheets of United Life & Annuity Insurance Company and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of income and comprehensive income
(loss), cash flows, and shareholders' equity for the years ended December
31, 1998 and 1997, and the periods from July 24, 1996 to December 31, 1996 (Successor period) and January 1, 1996 to July 23, 1996 (Predecessor period), and the related financial statement schedules III, IV and V. We also consent to the reference to our firm under the heading "Independent Auditors" in the registration statement.




/S/ KPMG LLP


Dallas, Texas
April 29, 1999